As filed with the Securities and Exchange Commission on March 25, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4347 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

1994 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1997 EQUITY INCENTIVE PLAN

1999 EQUITY INCENTIVE PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

RF Monolithics, Inc.

4347 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC Attn: Stephen C. Morton, Esq. 12222 Merit Drive, Suite 1270 Dallas, Texas 75251	Hunton & Williams Attn: Robert J. Conner, Esq. 1601 Bryan Street, 30th Floor Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock and Stock Options, par value $ .001 per share.	600,000 shares	$2.69	$1,614,000	$131.00

(1)	The aggregate number of shares to be issued under the plans described above pursuant to this registration statement.

(2)	Estimated, pursuant to Rule 457(c) and (h) of the 1933 Act, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of Common Stock of RF Monolithics, Inc. reported on the NASDAQ national market on March 21, 2003).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NOS.

33-83492; 333-01420; 333-23669; 333-59643, 333-83667; 333-83689; 333-34912; 333-58530; AND 333-84612

The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-01420; 333-23669; 333-59643; 333-83667; 333-83689; 333-34912; 333-58530; and 333-84612 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996; March 20, 1997; July 23, 1998; July 23, 1999; July 23, 1999; April 17, 2000; April 9, 2001; and March 20, 2002; respectively, are incorporated by reference herein.

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Morton PLLC
23.1	Consent of Morton PLLC (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see signature page)

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 25, 2003.

RF MONOLITHICS, INC.

By:	/s/ David M. Kirk
David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and with date indicated.

Signature	Title	Date

/s/ David M. Kirk (David M. Kirk, President and Chief Executive Officer)	Principal Executive Officer and Director	March 25, 2003

/s/ Harley E Barnes III (Harley E. Barnes, III, Chief Financial Officer)	Principal Financial Officer	March 25, 2003

/s/ James P. Farley (James P. Farley, Vice President and Controller)	Controller	March 25, 2003

/s/ Michael R. Bernique (Michael R. Bernique, Chairman of the Board)	Director	March 25, 2003

/s/ Dean C. Campbell (Dean C. Campbell)	Director	March 25, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Morton PLLC

23.1	Consent of Morton PLLC (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page)